Exhibit 99.1

7000 Cardinal Place

Dublin, OH 43017

www.cardinalhealth.com

FOR IMMEDIATE RELEASE

Contacts:

Media:	Jim Mazzola (614) 757-3690 jim.mazzola@cardinal.com	Investors:	Bob Reflogal (614) 757-7542 bob.reflogal@cardinal.com

CARDINAL HEALTH REPORTS FIRST QUARTER RESULTS

•	Revenue increases 5 percent to $22 billion

•	Operating earnings up 9 percent to $490 million

•	Diluted earnings per share from continuing operations rise 15 percent to $0.82 per share

•	Non-GAAP diluted EPS from continuing operations increases 15 percent to $0.86 per share

•	Full year EPS guidance reaffirmed, outlook revised for Healthcare Supply Chain Services-Pharmaceutical segment

DUBLIN, Ohio, Nov. 5, 2007 — Cardinal Health, a global provider of products and services that improve the safety and productivity of health care, today reported a 15 percent increase in earnings per share during its first quarter, led by strong profit growth in its clinical and medical products businesses and ongoing programs to repurchase shares and streamline operations.

For the quarter ended Sept. 30, revenue increased 5 percent to $22 billion, operating earnings increased 9 percent to $490 million and earnings per share from continuing operations rose 15 percent to $0.82, or $0.861 on a non-GAAP basis.

“Our first quarter results were solid and led by very strong performance in our Clinical and Medical Products sector, which now accounts for 30 percent of segment profits,” said R. Kerry Clark, chief executive officer of Cardinal Health.

Cardinal Health also reaffirmed its annual earnings-per-share guidance, while lowering the profit outlook for its Healthcare Supply Chain Services-Pharmaceutical segment. The company continues to expect a strong second half of the fiscal year, led by continued growth in clinical and medical products and a significant increase in generic product introductions.

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Cardinal Health Reports First Quarter Results

“We are disappointed with the performance in our Healthcare Supply Chain Services-Pharmaceutical segment, but have a positive outlook for the second half of the fiscal year for the company,” Clark said. “Our Clinical and Medical Products sector will be a key growth driver, and we also expect to benefit from new generic pharmaceutical launches and improvements in operational performance.”

Cardinal Health separately announced that Mark W. Parrish, who led the Healthcare Supply Chain Services sector, is leaving the company. Chief Financial Officer Jeffrey W. Henderson will assume the additional role of interim CEO of Healthcare Supply Chain Services until a permanent successor is named.

Q1 FY08 Summary

	Q1 FY08	Q1 FY07	Y/Y
Revenue	$22 billion	$21 billion	5%

Operating Earnings	$490 million	$451 million	9%
Non-GAAP Operating Earnings[2]	$512 million	$475 million	8%

Earnings from Continuing Operations	$303 million	$291 million	4%
Non-GAAP Earnings from Continuing Operations[3]	$318 million	$309 million	3%

Diluted EPS from Continuing Operations	$0.82	$0.71	15%
Non-GAAP Diluted EPS from Continuing Operations	$0.86	$0.75	15%

First quarter segment results:

Healthcare Supply Chain Services Sector

•

Revenue for the Healthcare Supply Chain Services-Pharmaceutical segment grew 4 percent during the quarter to $19.2 billion, with sales to non-bulk customers declining 2 percent to $10.3 billion and sales to bulk customers increasing 11 percent to $8.9 billion. Segment profit increased 6 percent to $305 million, benefiting from the $14 million adjustment of a vendor related reserve, and partially dampened by sales mix, generic market conditions, nuclear pharmacy pricing pressure and a moderation in the sale of prescription drugs.

•

Revenue for the Healthcare Supply Chain Services-Medical segment increased 6 percent to $1.9 billion, with improving demand in new and existing hospital, laboratory and ambulatory customers. Segment profit declined 10 percent to $58 million due primarily to a previously disclosed change in corporate cost allocation that reduced profit by 9 percentage points. The company continues to expect a return to profitable growth in the segment later this fiscal year and made progress against that goal during the quarter with continued improvements in customer service operations and strength in its hospital supply business.

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Cardinal Health Reports First Quarter Results

Clinical and Medical Products Sector

•

Revenue for the Clinical Technologies and Services segment increased 9 percent to $649 million from continued strong demand for Alaris® and Pyxis® products. Segment profit increased 91 percent to $98 million with good sales momentum from the fourth quarter in dispensing products and a favorable mix of product revenue. The segment also benefited from a favorable comparison to the prior-year period where a $13.5 million charge was taken for the recall of Alaris SE products.

•

Revenue for the Medical Products and Technologies segment increased 47 percent to $623 million, led by strong sales of new products and the addition of VIASYS Healthcare, acquired by Cardinal Health in June. Segment profit grew 24 percent to $57 million and benefited from the integration of VIASYS, which remains ahead of the company’s schedule.

Additional first quarter and recent highlights include:

•	Repurchasing approximately $600 million of Cardinal Health shares during the quarter and announcing an additional two-year, $2 billion repurchase authorization in August.

•

Introducing several new products, including Esteem Micro surgical gloves made from a proprietary, latex-free material; new Presource® surgical kits for cosmetic procedures and to help prevent central line infections; the LTV 1150 ventilator for home use; and CareFusion™ Transfusion Verification with Rapid Infusion for use in hospital emergency rooms.

•

Signing an exclusive marketing agreement with Sentry Data Systems to offer eligible hospitals and health care facilities technology services that help cost-efficiently extend care to the uninsured and underinsured under the federal 340B Drug Pricing program.

•

Launching the $1 million, Cardinal Health Patient Safety Challenge Grant program to support initiatives to improve safety in U.S. hospitals. More than 700 hospitals responded to the challenge and are competing for 30 to 40 grants.

•	Breaking ground on a $50 million expansion of the company’s headquarters in Ohio to consolidate its Healthcare Supply Chain Services businesses.

Outlook

Cardinal Health reiterated its fiscal 2008 guidance range of $3.95 to $4.15 for non-GAAP diluted EPS from continuing operations. In addition, the company revised the outlook for its Healthcare Supply Chain Services-Pharmaceutical segment, which is now expected to grow profit during the year below its long term goal of 7 to 10 percent growth. Cardinal Health previously said profit growth for this segment was expected to be in line with the long term range.

Conference Call

Cardinal Health will host a conference call and webcast at 8:30 a.m. EST to discuss the results. To access the call and corresponding slide presentation, go to the Investor page at www.cardinalhealth.com. The conference call may also be accessed by calling 617-213-4857, passcode 21392080. An audio replay will be available until 11:30 p.m. EST on Nov. 7 at 617-801-6888, passcode 50524989. A transcript and audio replay will also be available at www.cardinalhealth.com.

About Cardinal Health

Headquartered in Dublin, Ohio, Cardinal Health, Inc. (NYSE: CAH) is an $87 billion, global company serving the health care industry with products and services that help hospitals, physician

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Cardinal Health Reports First Quarter Results

offices and pharmacies reduce costs, improve safety, productivity and profitability, and deliver better care to patients. With a focus on making supply chains more efficient, reducing hospital-acquired infections and breaking the cycle of harmful medication errors, Cardinal Health develops market leading technologies, including Alaris® IV pumps, Pyxis® automated dispensing systems, MedMined™ infection surveillance services and the CareFusion™ patient identification system. The company also manufactures medical and surgical products and is one of the largest distributors of pharmaceuticals and medical supplies worldwide. Ranked No. 19 on the Fortune 500 and No. 1 in its sector on Fortune’s ranking of Most Admired firms, Cardinal Health employs more than 40,000 people on five continents. More information about the company may be found at www.cardinalhealth.com.

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[1]	Non-GAAP diluted EPS from continuing operations: Non-GAAP earnings from continuing operations divided by diluted weighted average shares outstanding.
[2]	Non-GAAP operating earnings: Operating earnings excluding special items and impairment charges and other.
[3]	Non-GAAP earnings from continuing operations: Earnings from continuing operations excluding special items and impairment charges and other, both net of tax.

A reconciliation of the differences between these non-GAAP financial measures and their most directly comparable GAAP financial measures is provided in the attached tables and at http://www.cardinalhealth.com.

This news release contains forward-looking statements addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in Cardinal Health’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) and exhibits to those reports, and include (but are not limited to) the following: competitive pressures in its various lines of business; the loss of one or more key customer or supplier relationships or changes to the terms of those relationships; uncertainties relating to timing of generic introductions and the frequency or rate of branded pharmaceutical price appreciation or generic pharmaceutical price deflation; changes in the distribution patterns or reimbursement rates for health-care products and/or services; the results, consequences, effects or timing of any inquiry or investigation by any regulatory authority or any legal and administrative proceedings; successful integration of Cardinal Health and VIASYS Healthcare and the ability to achieve synergies from the acquisition; and general economic and market conditions. This news release reflects management’s views as of Nov. 5, 2007. Except to the extent required by applicable law, Cardinal Health undertakes no obligation to update or revise any forward-looking statement.

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

	First Quarter
(in millions, except per Common Share amounts)	2008	2007	% Change
Revenue	$21,973.4	$20,937.5	5%
Cost of products sold	20,631.2	19,737.0	5%

Gross margin	$1,342.2	$1,200.5	12%

Selling, general and administrative expenses	830.1	725.5	14%
Impairment charges and other	(0.2)	1.7	N.M.

Special items:
Restructuring charges	14.8	11.8	N.M.
Acquisition integration charges	5.4	1.9	N.M.
Litigation and Other	2.3	8.4	N.M.

Operating earnings	$489.8	$451.2	9%
Interest expense and other	42.9	37.8	13%

Earnings before income taxes and discontinued operations	$446.9	$413.4	8%
Provision for income taxes	143.7	122.0	18%

Earnings from continuing operations	$303.2	$291.4	4%
Loss from discontinued operations (net of tax (expense) / benefit of $(2.0) and $19.8 for the first quarter of fiscal 2008 and 2007, respectively)	(1.4)	(20.7)	N.M.

Net earnings	$301.8	$270.7	11%

Basic Earnings (Loss) per Common Share:
Continuing operations	$0.83	$0.72	15%
Discontinued operations	—	(0.05)	N.M.

Net basic earnings per Common Share	$0.83	$0.67	24%

Diluted Earnings (Loss) per Common Share:
Continuing operations	$0.82	$0.71	15%
Discontinued operations	—	(0.05)	N.M.

Net diluted earnings per Common Share	$0.82	$0.66	24%

Weighted Average Number of Shares Outstanding:
Basic	363.0	404.5
Diluted	370.2	413.0

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	September 30,	June 30,
(in millions)	2007	2007
Assets
Cash and equivalents	$1,289.6	$1,308.8
Short-term investments available for sale	—	132.0
Trade receivables, net	4,904.7	4,714.4
Current portion of net investment in sales-type leases	369.1	354.8
Inventories	7,150.8	7,383.2
Prepaid expenses and other	619.0	651.3

Total current assets	$14,333.2	$14,544.5

Property and equipment, net	1,683.1	1,647.0
Net investment in sales-type leases, less current portion	830.5	820.7
Goodwill and other intangibles, net	5,822.8	5,860.9
Other assets	328.5	280.7

Total assets	$22,998.1	$23,153.8

Liabilities and Shareholders’ Equity
Current portion of long-term obligations and other short-term borrowings	$386.8	$16.0
Accounts payable	9,099.0	9,162.2
Other accrued liabilities	1,623.0	2,247.3
Liabilities from businesses held for sale and discontinued operations	5.2	34.2

Total current liabilities	$11,114.0	$11,459.7

Long-term obligations, less current portion and other short-term borrowings	3,347.5	3,457.3
Deferred income taxes and other liabilities	1,468.4	859.9
Total shareholders’ equity	7,068.2	7,376.9

Total liabilities and shareholders’ equity	$22,998.1	$23,153.8

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	First Quarter
(in millions)	2008	2007
Cash Flows From Operating Activities:
Net earnings	$301.8	$270.7
Loss from discontinued operations	1.4	20.7

Earnings from continuing operations	$303.2	$291.4
Adjustments to reconcile earnings from continuing operations to net cash provided by operating activities:
Depreciation and amortization	94.9	78.4
Asset impairments	(0.2)	1.7
Equity compensation	26.1	37.4
Provision for bad debts	5.0	5.4
Change in operating assets and liabilities, net of effects from acquisitions:
(Increase) / decrease in trade receivables	(191.9)	107.0
Decrease in inventories	232.4	119.8
Increase in net investment in sales-type leases	(24.1)	(20.9)
Decrease in accounts payable	(63.2)	(131.5)
Other accrued liabilities and operating items, net	57.0	181.8

Net cash provided by operating activities—continuing operations	$439.2	$670.5
Net cash (used in) / provided by operating activities—discontinued operations	(30.4)	16.1

Net cash provided by operating activities	$408.8	$686.6

Cash Flows From Investing Activities:
Acquisition of subsidiaries, net of divestitures and cash acquired	$(88.1)	$(64.5)
Proceeds from sale of property and equipment	2.5	3.6
Additions to property and equipment	(91.5)	(68.7)
Sale of investment securities available for sale, net	131.9	41.9

Net cash used investing activities—continuing operations	$(45.2)	$(87.7)
Net cash provided by investing activities—discontinued operations	—	3.6

Net cash used in investing activities	$(45.2)	$(84.1)

Cash Flows From Financing Activities:
Net change in commercial paper and short-term borrowings	$232.0	$105.4
Reduction of long-term obligations	(13.0)	(27.8)
Proceeds from long-term obligations, net of issuance costs	0.1	1.7
Proceeds from issuance of Common Shares	105.5	57.3
Tax benefits from exercises of stock options	11.6	12.5
Dividends on Common Shares	(44.3)	(37.0)
Purchase of treasury shares	(674.7)	(445.3)

Net cash used in financing activities—continuing operations	$(382.8)	$(333.2)
Net cash used in financing activities—discontinued operations	—	(12.5)

Net cash used in financing activities	$(382.8)	$(345.7)

Net (decrease) / increase in cash and equivalents	(19.2)	256.8
Cash and equivalents at beginning of period	$1,308.8	$1,187.3

Cash and equivalents at end of period	$1,289.6	$1,444.1

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

BUSINESS ANALYSIS

TOTAL COMPANY

	First Quarter		Non-GAAP First Quarter
(in millions)	2008	2007	2008	2007
Revenue
Amount	$21,973	$20,938
Growth Rate	5%	11%

Operating Earnings
Amount	$490	$451	$512	$475
Growth Rate	9%	23%	8%	23%

Earnings from Continuing Operations
Amount	$303	$291	$318	$309
Growth Rate	4%	24%	3%	24%

Refer to the GAAP / Non-GAAP Reconciliation for Non-GAAP calculations.

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

SEGMENT BUSINESS ANALYSIS

HEALTHCARE SUPPLY CHAIN SERVICES

	First Quarter
(in millions)	2008	2007
PHARMACEUTICAL
Revenue
Amount	$19,221	$18,533
Growth Rate	4%	12%
Mix	86%	87%

Segment Profit [1]
Amount	$305	$289
Growth Rate	6%	28%
Mix	59%	64%
Segment Profit Margin	1.59%	1.56%

MEDICAL
Revenue
Amount	$1,921	$1,806
Growth Rate	6%	2%
Mix	8%	8%

Segment Profit [1]
Amount	$58	$64
Growth Rate	(10)%	(1)%
Mix	11%	14%
Segment Profit Margin	2.99%	3.55%

CLINICAL AND MEDICAL PRODUCTS

	First Quarter
(in millions)	2008	2007
CLINICAL TECHNOLOGIES AND SERVICES
Revenue
Amount	$649	$594
Growth Rate	9%	3%
Mix	3%	3%

Segment Profit [1]
Amount	$98	$51
Growth Rate	91%	(10)%
Mix	19%	12%
Segment Profit Margin	15.14%	8.66%

MEDICAL PRODUCTS AND TECHNOLOGIES
Revenue
Amount	$623	$424
Growth Rate	47%	11%
Mix	3%	2%

Segment Profit [1]
Amount	$57	$46
Growth Rate	24%	36%
Mix	11%	10%
Segment Profit Margin	9.13%	10.86%

[1]	Refer to definitions for an explanation of segment profit.

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

ASSET MANAGEMENT ANALYSIS

	First Quarter
	2008	2007
Receivable Days	22.2	16.9
Days Inventory on Hand	28	30

Debt to Total Capital	35%	26%
Net Debt to Capital	26%	11%

Return on Equity	16.7%	12.8%
Non-GAAP Return on Equity	17.5%	13.6%

Return on Invested Capital	6.57%	5.14%
Non-GAAP Return on Invested Capital	7.50%	5.93%

Effective Tax Rate from Continuing Operations	32.2%	29.5%
Non-GAAP Effective Tax Rate from Continuing Operations	32.3%	29.4%

Refer to the GAAP / Non-GAAP Reconciliation for Non-GAAP calculations.

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

SCHEDULE OF NOTABLE ITEMS

	First Quarter
(in millions, except per Common Share amounts)	2008	2007
Special Items
Restructuring charges	$(14.8)	$(11.8)
Acquisition integration charges	(5.4)	(1.9)
Litigation and other	(2.3)	(8.4)

Total special items	$(22.5)	$(22.1)
Tax benefit	7.7	5.8

Special items, net of tax	$(14.8)	$(16.3)

Decrease to diluted EPS from continuing operations	$(0.04)	$(0.04)

Impairment Charges and Other
Impairment charges and other	$0.2	$(1.7)
Tax (expense) / benefit	(0.1)	0.6

Net impairment charges and other, net of tax	$0.1	$(1.1)

Decrease to diluted EPS from continuing operations	$—	$—

Weighted Average Number of Diluted Shares Outstanding	370.2	413.0

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

GAAP / NON-GAAP RECONCILIATION

	First Quarter 2008
(in millions, except per Common Share amounts)	GAAP	Special Items	Impairment Charges and Other	Non-GAAP
Operating Earnings
Amount	$490	$23	—	$512
Growth Rate	9%			8%

Provision for Income Taxes	$144	$8	—	$151

Earnings from Continuing Operations
Amount	$303	$15	—	$318
Growth Rate	4%			3%

Diluted EPS from Continuing Operations
Amount	$0.82	$0.04	—	$0.86
Growth Rate	15%			15%

	First Quarter 2007
	GAAP	Special Items	Impairment Charges and Other	Non-GAAP
Operating Earnings
Amount	$451	$22	$2	$475
Growth Rate	23%			23%

Provision for Income Taxes	$122	$6	$1	$128

Earnings from Continuing Operations
Amount	$291	$16	$1	$309
Growth Rate	24%			24%

Diluted EPS from Continuing Operations
Amount	$0.71	$0.04	—	$0.75

The sum of the components may not equal the total due to rounding

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

GAAP / NON-GAAP RECONCILIATION

	First Quarter
(in millions)	2008	2007
GAAP Return on Equity	16.7%	12.8%

Non-GAAP Return on Equity
Net earnings	$301.8	$270.7
Special items, net of tax, in continuing operations	14.8	16.3
Special items, net of tax, in discontinued operations	—	1.4

Adjusted net earnings	$316.6	$288.4
Annualized	$1,266.4	$1,153.6

Divided by average shareholders’ equity [1]	$7,222.6	$8,455.9

Non-GAAP return on equity	17.5%	13.6%

	First Quarter
(in millions)	2008	2007
GAAP Return on Invested Capital	6.57%	5.14%

Non-GAAP Return on Invested Capital
Net earnings	$301.8	$270.7
Special items, net of tax, in continuing operations	14.8	16.3
Special items, net of tax, in discontinued operations	—	1.4
Interest expense and other, net of tax	27.5	23.6

Adjusted net earnings	$344.1	$312.0

Annualized	$1,376.4	$1,248.0

Divided by average total invested capital [2]	$18,365.9	$21,050.9

Non-GAAP return on invested capital	7.50%	5.93%

[1]	The average shareholders’ equity shown above is calculated using the average of the prior years’ fourth quarter and the current quarter.
[2]

The average total invested capital shown above is calculated using the average of the prior years’ quarter and the current quarter. Total invested capital is calculated as the sum of the current portion of long-term obligations and other short-term borrowings, long-term obligations, current portion of long-term obligations and other short-term borrowings in discontinued operations, long-term obligations in discontinued operations, total shareholders’ equity and unrecorded goodwill. Unrecorded goodwill is $7.5 billion and $9.7 billion, respectively, for the September 30, 2007 and 2006 calculations. Current portion of long-term obligations and other short-term borrowings in discontinued operations, and long-term obligations in discontinued operations were $59.2 million and $46.6 million at June 30, 2006 and September 30, 2006, respectively.

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

GAAP / NON-GAAP RECONCILIATION

	First Quarter
(in millions)	2008	2007
GAAP Effective Tax Rate from Continuing Operations	32.2%	29.5%

Non-GAAP Effective Tax Rate from Continuing Operations
Earnings before income taxes and discontinued operations	$446.9	$413.4
Special items	22.5	22.1

Adjusted earnings before income taxes and discontinued operations	$469.4	$435.5

Provision for income taxes	$143.7	$122.0
Special items tax benefit	7.7	5.8

Adjusted provision for income taxes	$151.4	$127.8

Non-GAAP effective tax rate from continuing operations	32.3%	29.4%

	First Quarter
	2008	2007
Debt to Total Capital	35%	26%

Net Debt to Capital
Current portion of long-term obligations and other short-term borrowings	$386.8	$280.1
Long-term obligations, less current portion and other short-term borrowings	3,347.5	2,616.0

Debt	$3,734.3	$2,896.1
Cash and equivalents	(1,289.6)	(1,444.1)
Short-term investments available for sale	—	(456.5)

Net debt	$2,444.7	$995.5
Total shareholders’ equity	$7,068.2	$8,421.1
Capital	$9,512.9	$9,416.6
Net debt to capital	26%	11%

Forward-Looking Non-GAAP Financial Measures

The Company presents non-GAAP operating earnings, non-GAAP earnings from continuing operations, non-GAAP return on equity and non-GAAP effective tax rate from continuing operations (and presentations derived from these financial measures) on a forward-looking basis. The most directly comparable forward-looking GAAP measures are operating earnings, earnings from continuing operations, return on equity and effective tax rate from continuing operations. The Company is unable to provide a quantitative reconciliation of these forward-looking non-GAAP measures to the most comparable forward-looking GAAP measures because the Company cannot reliably forecast special items and impairment charges and other, which are difficult to predict and estimate and are primarily dependent on future events. Please note that the unavailable reconciling items could significantly impact the Company’s future financial results.

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

DEFINITIONS

GAAP

Debt: long-term obligations plus short-term borrowings

Debt to Total Capital: debt divided by (debt plus total shareholders’ equity)

Diluted EPS from Continuing Operations: earnings from continuing operations divided by diluted weighted average shares outstanding

Effective Tax Rate from Continuing Operations: provision for income taxes divided by earnings before income taxes and discontinued operations

Operating Cash Flow: net cash provided by / (used in) operating activities from continuing operations

Segment Profit: segment revenue minus (segment cost of products sold and segment selling, general and administrative expenses)

Segment Profit Margin: segment profit divided by revenue

Segment Profit Mix: segment profit divided by total segment profit for all operating segments

Return on Equity: annualized net earnings divided by average shareholders’ equity

Return on Invested Capital: annualized net earnings divided by (average total shareholders’ equity plus debt plus unrecorded goodwill)

Revenue Mix: segment revenue divided by total revenue for all segments

NON-GAAP

Economic Profit: segment net operating earnings, after-tax minus (tangible capital multiplied by weighted average cost of capital); Tangible Capital is the quarterly average calculated as total assets allocated to the segment less (total liabilities allocated to the segment, goodwill and intangibles, cash and equivalents and short term investments available for sale)

Economic Profit Margin: economic profit divided by revenue

Net Debt to Capital: net debt divided by (net debt plus total shareholders’ equity)

Net Debt: debt minus (cash and equivalents and short-term investments available for sale)

Non-GAAP Diluted EPS from Continuing Operations: non-GAAP earnings from continuing operations divided by diluted weighted average shares outstanding

Non-GAAP Diluted EPS from Continuing Operations Growth Rate: (current period non-GAAP diluted EPS from continuing operations minus prior period non-GAAP diluted EPS from continuing operations) divided by prior period non-GAAP diluted EPS from continuing operations

Non-GAAP Earnings from Continuing Operations: earnings from continuing operations excluding special items and impairment charges and other, both net of tax

Non-GAAP Earnings from Continuing Operations Growth Rate: (current period non-GAAP earnings from continuing operations minus prior period non-GAAP earnings from continuing operations) divided by prior period non-GAAP earnings from continuing operations

Non-GAAP Effective Tax Rate from Continuing Operations: (provision for income taxes adjusted for special items) divided by earnings before income taxes and discontinued operations adjusted for special items)

Non-GAAP Operating Earnings: operating earnings excluding special items and impairment charges and other

Non-GAAP Operating Earnings Growth Rate: (current period non-GAAP operating earnings minus prior period non-GAAP operating earnings) divided by prior period non-GAAP operating earnings

Non-GAAP Return on Equity: (annualized current period net earnings plus special items minus special items tax benefit) divided by average shareholders’ equity

Non-GAAP Return on Invested Capital: (annualized net earnings plus special items minus special items tax benefit plus interest expense and other, net of tax) divided by (average total shareholders’ equity plus debt plus unrecorded goodwill)

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